                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 28, 2002
                       -----------------------------------
                        (date of earliest event reported)



                             NORTEL NETWORKS LIMITED
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                         000-30758               62-12-62580
-----------------------------           ------------         -------------------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)




8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                L6T 5P6
-----------------------------------------------------              ----------
    (address of principal executive offices)                       (Zip code)



Registrant's telephone number, including area code (905) 863-0000.

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ITEM 5. OTHER EVENTS

On February 28, 2002, Nortel Networks Corporation issued a press release announcing a number of changes in the make-up of its board of directors including the dissolution of the Office of the Chief Executive.

The Office of the Chief Executive, which was created on November 1, 2001, consisted of: Frank Dunn, president and chief executive officer; Lynton R. (Red) Wilson, executive chairman of the board; and John Roth, non-executive vice-chairman of the board.

In connection with the dissolution of the Office of the Chief Executive, Wilson returned to his former position as non-executive chairman of the board. Roth, currently a director and non-executive vice chairman of the board, has decided not to stand for re-election to the board at Nortel Networks Corporation's April 25, 2002 shareholders' meeting.

Nortel Networks Corporation also announced that William Arthur (Bill) Owens, 61, had joined its board of directors. Owens is vice chairman of the board and co-chief executive officer of Teledesic, LLC.

Nortel Networks Corporation owns all of the Registrant's common shares and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary. As the Registrant and Nortel Networks Corporation share the same directors and management team, the changes outlined in the press release are also effective for the Registrant.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits.

     None


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NORTEL NETWORKS LIMITED



                                           By: /s/ DEBORAH J. NOBLE
                                               ---------------------------------
                                               Deborah J. Noble
                                               Corporate Secretary



                                           By: /s/ BLAIR F. MORRISON
                                               ---------------------------------
                                               Blair F. Morrison
                                               Assistant Secretary

Dated:  March 1, 2002



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